Exhibit 10.1

                             FIRST AMENDMENT TO THE
                            PLAYBOY ENTERPRISES, INC.
                           DEFERRED COMPENSATION PLAN
                    (As Amended and Restated January 1, 2005)
                    -----------------------------------------

      WHEREAS, Playboy Enterprises, Inc. (the "Company") has established and maintains the Playboy Enterprises, Inc. Deferred Compensation Plan (the "Plan"), as last amended and restated effective January 1, 2005; and

      WHEREAS, pursuant to its reserved powers under Section 7.01, the Company desires to further amend the Plan, effective as of January 1, 2008, to comply with final regulations under Section 409A of the Internal Revenue Code (the "Code") and in certain other respects;

      NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2008, in the following respects:

      1. The definition of "Agreement" in Section 2.03 is amended by adding the following sentence to the end of that Section:

            "Each Agreement shall be irrevocable as of the last date on which it could be made under the Plan for the Plan Year to which it applies, except as otherwise permitted by the Plan or applicable law and consistent with IRC Section 409A."

      2. The definition of "Disability" in Section 2.12 is amended by adding the following sentence to the end of that Section:

            "Notwithstanding the foregoing, to the extent required by regulations under Code Section 409A, where a Participant has not been determined to have a disability prior to January 1, 2008 and such Participant is receiving disability income benefits thereafter under any Company-maintained short or long-term disability plan, the Participant shall not be considered to have a Disability for purposes of this Plan as of any date that comes before such disability income benefits have been paid to the Participant, or on the Participant's behalf, for a period of three consecutive months."

      3. The definition of "Termination of Services" in Section 2.24 is amended by inserting the following three sentences between the current first and last sentences in that Section:

            "For this purpose,  in accordance with  regulations  under IRC
            Section 409A, a leave of absence shall be considered bona fide only if, and for so long as, there is a reasonable expectation that the Participant will resume performing services for the Company. In addition, on or after January 1, 2008, when a leave of absence is due to a medically determinable physical or mental impairment that is expected to result in death or can be expected to last for a continuous period of at least six (6) months, and such impairment causes the Participant to be unable to perform the duties of his

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            or her position with the Company or any substantially  similar position, then the Committee shall be permitted to extend the foregoing six (6) month maximum period of leave to up to twenty-nine (29) months of continuous absence, but not for longer than the maximum period of continuous disability
            allowed  under  the  Company's   employment   policies  before
            terminating the employment of a similarly situated employee on
            disability  leave.   Whether  a  Termination  of  Service  has
            occurred shall be determined by the Committee (other than in instances where the duration of a disability leave triggers a termination of employment under the Company's employment
            policies)  based  on  whether  the  facts  and   circumstances
            indicate that the Participant and the Company reasonably anticipate that no further services will be performed by the Participant for the Company after a certain date."

      4. Section 3.02, Deferral of Salary and Incentive Award or Sales Commissions, is rewritten in its entirety, to read as follows:

            (a) Plan Year First Eligible. An eligible employee who first becomes eligible to participate in the Plan on or after the first day of a Plan Year may elect to participate in the Plan for the balance of that Plan Year, provided that (i) the eligible employee is not already participating in any other similar type of deferred compensation plan that is maintained by the Company and would be aggregated with this Plan for purposes of IRC
                  Section 409A, and (ii) the eligible employee files an Agreement with the Company within thirty (30) days from the date he or she first becomes eligible to participate in the Plan. If either of the conditions of (i) or (ii) above are not met, then the eligible employee shall not be allowed to participate in the Plan until the start of the next (or any future) Plan Year, when the eligible employee may commence participation by filing an Agreement in advance of that subsequent Plan Year in accordance with the procedures set forth in Section 3.02(b) below. If both conditions of (i) and (ii) are met, the eligible employee shall commence participation during his or her initial (partial) Plan Year of eligibility in accordance with the further provisions of this Section 3.02.

                  A timely initial Agreement under the preceding paragraph to defer Salary, Incentive Award or Sales Commissions will not apply to any payroll period that commences on or before the date such Agreement was filed. The Committee may require that the Agreement be filed a reasonable number of days before the start of any payroll period to which it shall apply, in order to accommodate the processing of such Agreement.

            (b) Subsequent Years of Eligibility. For any Plan Year subsequent to the Plan Year in which an individual first becomes eligible to participate in the Plan, that Participant or eligible employee may file an Agreement with the Company to defer Salary, Incentive

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                  Award or Sales  Commissions  for the upcoming  Plan Year
                  only if such Agreement is filed prior to the first day of that upcoming Plan Year (or within thirty (30) days after the date he or she first became eligible to participate in the Plan, if later, but such Agreement will not take effect before the first payroll period in the new Plan Year which begins after the Agreement is filed). Subject to the limitations of this Section 3.02 and the eligibility requirements of Section 3.01 above, a Participant or eligible employee who does not file a timely and effective deferral Agreement for a particular Plan Year may nevertheless file an Agreement hereunder for any subsequent Plan Year.

            (c) Filing Method. The filing of deferral Agreements and other Participant elections under the Plan shall be made using the Plan's website or web link as designated by the Administrative Committee, or by such telephonic process as the Committee may approve, in lieu of filing hard copy paper documents. Exceptions to the approved election and filing processes may be allowed by the Committee in its sole discretion on a case by case basis considering the particular circumstances, but exceptions to the election timing requirements cannot be allowed where the exception would violate IRC Section 409A.

            (d) Transition Elections. In accordance with transition guidance issued by the Internal Revenue Service with respect to IRC Section 409A, a Participant shall be permitted, no later than December 31, 2008, to file new elections regarding the distribution of the portion of such Participant's Accounts accrued through December 31, 2008. Such election may also apply to accruals for future Plan years, subject to any subsequent distribution elections made with respect to such future accruals. Any such transition election filed under this
                  Section 3.02(d) shall supersede any prior distribution election, or the application of any default distribution rule previously applicable to the pre-election portion of such Participant's Accounts, to the extent the new election is not consistent therewith. New transition elections may apply to the form and timing of payments under Section 4.05(a), and whether and in what form to receive a Change in Control distribution under Section 4.09, regardless of any conditions in Section 3.02(e) below (other than the prohibition on acceleration therein, which shall continue to apply) regarding the timing and effect of distribution election changes. However, a transition election under this Section 3.02(d) shall not apply to amounts distributable during the Plan Year in which the election is filed, nor shall any transition election be permitted to cause any distribution to be made in the Plan Year in which the election is filed.

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            (e)   Distribution Elections and Changes. In the Agreement for
                  each Plan Year the Participant also shall designate any distribution elections, including a Change in Control distribution election, to apply to amounts deferred for that Plan Year and subsequent Plan Years unless and until such election is changed pursuant to Section 3.02(d) or this Section 3.02(e). A Participant may change the form of distribution (i.e., lump sum or installments), the period during which installments will be paid, and/or the timing of a distribution, as previously in effect pursuant to any election made under
                  Section 3.02 or (absent such election) by operation of the Plan. Any such subsequent distribution election shall not take effect until the one year anniversary from the date it is filed with the Committee pursuant to
                  Section 3.02(c) above; consequently, the new election must be filed not less than one year before the date as of which the payment is scheduled to be paid (or, in the case of installments, the date as of which the first installment payment is scheduled). For purposes of the
                  preceding  sentence,   installment   payments  shall  be
                  treated like a lump sum payable as of the scheduled date of the first installment payment. In addition, if the new election involves a change in the timing or form of a benefit distributable for reasons other than the Participant's death, Disability or Hardship, then any new distribution commencement date must be at least five
                  (5) years  later  than the date as of which the  benefit
                  distribution    had   been    scheduled   to   commence.
                  Furthermore,  if a  Participant  has  elected to receive
                  distribution   of  his  or  her  Deferred   Compensation
                  Accounts upon a Change in Control pursuant to Sections 3.02(d) above or this Section 3.02(e), he or she may subsequently elect to (i) defer the full balance of his or her Deferred Compensation Accounts otherwise payable upon a Change in Control to a subsequent Determination Date and/or (ii) change the form of such distribution among the forms available under Section 4.05 below; provided that any such election change must be made at least one year before the effective date of the Change in Control, and must specify a Determination Date at least five (5) years after the effective date of the Change in Control. Changes in election failing to comply
                  with  such   requirements   shall  not  be  valid,   and
                  distributions  shall  be made  in  accordance  with  the
                  Participant's  previous  election  and  applicable  Plan
                  provisions.    Notwithstanding    the   foregoing,    no
                  acceleration of benefit payments may be permitted, except to the extent permitted by the Administrative
                  Committee    pursuant    to    Treas.    Reg.    Section
                  1.409A-3(j)(4)."

      5. Section 3.04(b), is amended by replacing the second and third sentences thereof with the following:

            "In the event an individual who has elected to suspend participation in the Plan during his or her period of temporary employment outside the United States resumes employment as an eligible employee within the United States on or after January 1, 2008, and such foreign employment had continued for at least 24 months, then such eligible employee shall be

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            treated as if a new hire so that such  employee may qualify to make  deferral  elections  for the  current  Plan  Year  under
            Section 3.02(a) within thirty (30) days after such return to eligible employment in the United States. Any individual whose participation is in suspended status hereunder and who returns to employment in the United States on or after January 1, 2008 as an eligible employee after less than 24 months of foreign service shall be eligible to resume participation in the Plan by filing a new deferral Agreement effective as of the start of any subsequent Plan Year in accordance with the election
            procedures  of  Section  3.02(b)  above.   The  rules  of  the
            preceding two sentences regarding when participation may resume after a period of suspension shall also apply to any individual who resumes eligible employee status after a period of at least 24 consecutive months during which the individual was not eligible to contribute to the Plan, regardless of the reason for that period of ineligibility."

      6. The first sentence of Section 4.02, Distribution on Death, is clarified to read as follows:

            "Upon the death of a Participant prior to the distribution of any vested portion of his or her Deferred Compensation Amount, including during the six (6) month delays otherwise required under Sections 4.01 and 4.03, distribution of the unpaid balance of such vested portion of the Deferred Compensation Account shall be made, or continue to be made, to such Participant's surviving Beneficiary in accordance with this
            Section 4.02 notwithstanding any delay in distribution otherwise required by Section 4.01 or 4.03."

      7. Section 4.05, Method and Timing of Distribution, is amended by (i) deleting Section 4.05(b) and renumbering Section 4.05(c) as (b), and (ii) adding the following new paragraph to the end of Section 4.05(a) thereof:

            "Notwithstanding any provisions of this Article IV to the contrary, distributions scheduled to be made, or commence, as soon as practicable after a particular Determination Date shall be made not later than the last day of the Plan Year in which the distribution event occurs which triggers such payment or, if later, by the fifteenth (15th) day of the third calendar month after the date of the distribution event. If any period during which payments are due to commence in respect to a distribution event would span two Plan Years, then the Participant (or surviving Beneficiary) shall have no role or influence in determining in which of the two Plan Years payment shall commence. Payment shall not be considered in violation of the distribution timing provisions of the Plan if the payment is delayed because the calculation of the payment amount is not administratively practicable due to events beyond the control of the Participant or surviving Beneficiary, or for any other reason permitted under applicable regulations or Internal Revenue Service guidance under IRC Section 409A, provided that the delayed payment is made as promptly as practicable during the

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            first Plan Year thereafter for which the permitted  reason for such delay no longer applies."

      8. Section 4.07, Hardship Distributions; Cessation of Deferrals, is amended by adding the following new sentence to the end of that Section:

            "Notwithstanding the foregoing, on and after January 1, 2008 Beneficiaries shall not be permitted to petition for Hardship withdrawals under this Section 4.07. In addition, in the Committee's discretion, hardship distributions or other amounts available under any other nonqualified deferred compensation plan or any tax-qualified retirement plan of the Company need not be considered in determining a Participant's eligibility for, and the amount of, a Hardship withdrawal under this Section, in accordance with Treasury Regulation
            Section 1.409A-3(i)3(ii)."

      9. Section 4.09, Change in Control Distribution Election, is amended by replacing Section 4.09(b) therein with the following new paragraph:

            (a) If the Participant continues employment after the Change in Control, then his/her Deferred Compensation Amount shall become 100% vested as of the date of the Change in Control and:

                  (i) shall be valued and distributed as elected pursuant to Section 3.01(d) or (e) above, provided that a single lump sum payable as of the Determination Date coincident with or next following the date of such Change in Control shall be the default form of distribution unless a different form and time of distribution has been elected; or

                  (ii) if no Change in Central distribution election is in effect pursuant to Sections 3.01(d) and (e) above, shall be valued and distributed upon any subsequent distributable event as provided in
                        Article IV without regard to this Section 4.07."

      IN WITNESS WHEREOF, this First Amendment, having been first duly adopted, is hereby executed by a duly authorized officer on behalf of the Company on this 17th day of September, 2008.

                                                   PLAYBOY ENTERPRISES, INC.

                                                   By: /s/ Robert D.Campbell
                                                       ---------------------
                                                   Name: Robert D.Campbell
                                                   Its:  SVP, Treasurer

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